Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Satya Kumar	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	satyakumar@micron.com	epompen@micron.com
	(408) 450-6199	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
FOURTH QUARTER AND FULL YEAR OF FISCAL 2024

Achieved record data center revenue and NAND revenue in fiscal Q4

BOISE, Idaho, September 25, 2024 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its fourth quarter and full year of fiscal 2024, which ended August 29, 2024.

Fiscal Q4 2024 highlights
•Revenue of $7.75 billion versus $6.81 billion for the prior quarter and $4.01 billion for the same period last year
•GAAP net income of $887 million, or $0.79 per diluted share
•Non-GAAP net income of $1.34 billion, or $1.18 per diluted share
•Operating cash flow of $3.41 billion versus $2.48 billion for the prior quarter and $249 million for the same period last year
Fiscal 2024 highlights
•Revenue of $25.11 billion versus $15.54 billion for the prior year
•GAAP net income of $778 million, or $0.70 per diluted share
•Non-GAAP net income of $1.47 billion, or $1.30 per diluted share
•Operating cash flow of $8.51 billion versus $1.56 billion for the prior year

“Micron delivered 93% year-over-year revenue growth in fiscal Q4, as robust AI demand drove a strong ramp of our data center DRAM products and our industry-leading high bandwidth memory. Our NAND revenue record was led by data center SSD sales, which exceeded $1 billion in quarterly revenue for the first time,” said Micron Technology President and CEO Sanjay Mehrotra. “We are entering fiscal 2025 with the best competitive positioning in Micron's history. We forecast record revenue in fiscal Q1 and a substantial revenue record with significantly improved profitability in fiscal 2025.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ4-24	FQ3-24	FQ4-23	FQ4-24	FQ3-24	FQ4-23

Revenue	$7,750	$6,811	$4,010	$7,750	$6,811	$4,010
Gross margin	2,737	1,832	(435)	2,826	1,917	(366)
percent of revenue	35.3%	26.9%	(10.8%)	36.5%	28.1%	(9.1%)
Operating expenses	1,215	1,113	1,037	1,081	976	842
Operating income (loss)	1,522	719	(1,472)	1,745	941	(1,208)
percent of revenue	19.6%	10.6%	(36.7%)	22.5%	13.8%	(30.1%)
Net income (loss)	887	332	(1,430)	1,342	702	(1,177)
Diluted earnings (loss) per share	0.79	0.30	(1.31)	1.18	0.62	(1.07)

Annual Financial Results
(in millions, except per share amounts)	GAAP(1)		Non-GAAP(2)
	FY-24	FY-23	FY-24	FY-23

Revenue	$25,111	$15,540	$25,111	$15,540
Gross margin	5,613	(1,416)	5,943	(1,196)
percent of revenue	22.4%	(9.1%)	23.7%	(7.7%)
Operating expenses	4,309	4,329	4,008	3,623
Operating income (loss)	1,304	(5,745)	1,935	(4,819)
percent of revenue	5.2%	(37.0%)	7.7%	(31.0%)
Net income (loss)	778	(5,833)	1,472	(4,862)
Diluted earnings (loss) per share	0.70	(5.34)	1.30	(4.45)

Investments in capital expenditures, net(2) were $3.08 billion for the fourth quarter of 2024 and $8.12 billion for the full year of 2024, which resulted in adjusted free cash flows(2) of $323 million for the fourth quarter of 2024 and $386 million for the full year of 2024. Micron ended the year with cash, marketable investments, and restricted cash of $9.16 billion. On September 25, 2024, Micron’s Board of Directors declared a quarterly dividend of $0.115 per share, payable in cash on October 23, 2024, to shareholders of record as of the close of business on October 7, 2024.

Business Outlook

The following table presents Micron’s guidance for the first quarter of 2025:

FQ1-25	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$8.70 billion ± $200 million	$8.70 billion ± $200 million
Gross margin	38.5% ± 1.0%	39.5% ± 1.0%
Operating expenses	$1.211 billion ± $15 million	$1.085 billion ± $15 million
Diluted earnings per share	$1.54 ± $0.08	$1.74 ± $0.08

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, September 25, 2024 at 2:30 p.m. Mountain Time to discuss its fourth quarter financial results and provide forward-looking guidance for its first quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow us on X @MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence (AI) and compute-intensive applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2024 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, and our financial and operating results, including our guidance for the first quarter and full year fiscal 2025. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at investors.micron.com/risk-factor. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 29, 2024	May 30, 2024	August 31, 2023	August 29, 2024	August 31, 2023

Revenue	$7,750	$6,811	$4,010	$25,111	$15,540
Cost of goods sold	5,013	4,979	4,445	19,498	16,956
Gross margin	2,737	1,832	(435)	5,613	(1,416)

Research and development	903	850	719	3,430	3,114
Selling, general, and administrative	295	291	219	1,129	920
Restructure and asset impairments	1	—	4	1	171
Other operating (income) expense, net	16	(28)	95	(251)	124
Operating income (loss)	1,522	719	(1,472)	1,304	(5,745)

Interest income	131	136	134	529	468
Interest expense	(136)	(150)	(129)	(562)	(388)
Other non-operating income (expense), net	(7)	10	9	(31)	7
	1,510	715	(1,458)	1,240	(5,658)

Income tax (provision) benefit	(623)	(377)	24	(451)	(177)
Equity in net income (loss) of equity method investees	—	(6)	4	(11)	2
Net income (loss)	$887	$332	$(1,430)	$778	$(5,833)

Earnings (loss) per share
Basic	$0.80	$0.30	$(1.31)	$0.70	$(5.34)
Diluted	0.79	0.30	(1.31)	0.70	(5.34)

Number of shares used in per share calculations
Basic	1,108	1,107	1,095	1,105	1,093
Diluted	1,125	1,123	1,095	1,118	1,093

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	August 29, 2024	May 30, 2024	August 31, 2023

Assets
Cash and equivalents	$7,041	$7,594	$8,577
Short-term investments	1,065	785	1,017
Receivables	6,615	5,131	2,443
Inventories	8,875	8,512	8,387
Other current assets	776	1,297	820
Total current assets	24,372	23,319	21,244
Long-term marketable investments	1,046	775	844
Property, plant, and equipment	39,749	37,926	37,928
Operating lease right-of-use assets	645	660	666
Intangible assets	416	413	404
Deferred tax assets	520	597	756
Goodwill	1,150	1,150	1,150
Other noncurrent assets	1,518	1,415	1,262
Total assets	$69,416	$66,255	$64,254

Liabilities and equity
Accounts payable and accrued expenses	$7,299	$5,145	$3,958
Current debt	431	398	278
Other current liabilities	1,518	1,297	529
Total current liabilities	9,248	6,840	4,765
Long-term debt	12,966	12,860	13,052
Noncurrent operating lease liabilities	610	609	603
Noncurrent unearned government incentives	550	672	727
Other noncurrent liabilities	911	1,049	987
Total liabilities	24,285	22,030	20,134

Commitments and contingencies

Shareholders’ equity
Common stock	125	125	124
Additional capital	12,115	11,794	11,036
Retained earnings	40,877	40,169	40,824
Treasury stock	(7,852)	(7,552)	(7,552)
Accumulated other comprehensive income (loss)	(134)	(311)	(312)
Total equity	45,131	44,225	44,120
Total liabilities and equity	$69,416	$66,255	$64,254

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

For the year ended	August 29, 2024	August 31, 2023

Cash flows from operating activities
Net income (loss)	$778	$(5,833)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	7,780	7,756
Stock-based compensation	833	596
Provision to write down inventories to net realizable value	—	1,831
Goodwill impairment	—	101
Change in operating assets and liabilities:
Receivables	(3,581)	2,763
Inventories	(488)	(3,555)
Accounts payable and accrued expenses	1,915	(1,302)
Other current liabilities	989	(817)
Other	281	19
Net cash provided by operating activities	8,507	1,559

Cash flows from investing activities
Expenditures for property, plant, and equipment	(8,386)	(7,676)
Purchases of available-for-sale securities	(1,999)	(723)
Proceeds from maturities and sales of available-for-sale securities	1,794	1,591
Proceeds from government incentives	315	710
Other	(33)	(93)
Net cash provided by (used for) investing activities	(8,309)	(6,191)

Cash flows from financing activities
Repayments of debt	(1,897)	(761)
Payments of dividends to shareholders	(513)	(504)
Repurchases of common stock - repurchase program	(300)	(425)
Payments on equipment purchase contracts	(149)	(138)
Proceeds from issuance of debt	999	6,716
Other	18	95
Net cash provided by (used for) financing activities	(1,842)	4,983

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	40	(34)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,604)	317
Cash, cash equivalents, and restricted cash at beginning of period	8,656	8,339
Cash, cash equivalents, and restricted cash at end of period	$7,052	$8,656

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)

Inventories

In 2023, we recorded charges of $1.83 billion to cost of goods sold to write down the carrying value of work in process and finished goods inventories to their estimated net realizable values (“NRV”). The impact of inventory NRV write-downs for each period reflects (1) inventory write-downs in that period, offset by (2) lower costs in that period on the sale of inventory written down in prior periods. The impacts of inventory NRV write-downs are summarized below:

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 29, 2024	May 30, 2024	August 31, 2023	August 29, 2024	August 31, 2023

Provision to write down inventory to NRV	$—	$—	$—	$—	$(1,831)
Lower costs from sale of inventory written down in prior periods	—	—	563	987	844
	$—	$—	$563	$987	$(987)

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 29, 2024	May 30, 2024	August 31, 2023	August 29, 2024	August 31, 2023

GAAP gross margin	$2,737	$1,832	$(435)	$5,613	$(1,416)
Stock-based compensation	85	80	64	312	201
Other	4	5	5	18	19
Non-GAAP gross margin	$2,826	$1,917	$(366)	$5,943	$(1,196)

GAAP operating expenses	$1,215	$1,113	$1,037	$4,309	$4,329
Stock-based compensation	(128)	(137)	(87)	(509)	(363)
Restructure and asset impairments	(1)	—	(4)	(1)	(171)
Patent cross-license agreement gain	—	—	—	200	—
Goodwill impairment	—	—	(101)	—	(101)
Litigation settlement	—	—	—	—	(68)
Other	(5)	—	(3)	9	(3)
Non-GAAP operating expenses	$1,081	$976	$842	$4,008	$3,623

GAAP operating income (loss)	$1,522	$719	$(1,472)	$1,304	$(5,745)
Stock-based compensation	213	217	151	821	564
Restructure and asset impairments	1	—	4	1	171
Patent cross-license agreement gain	—	—	—	(200)	—
Goodwill impairment	—	—	101	—	101
Litigation settlement	—	—	—	—	68
Other	9	5	8	9	22
Non-GAAP operating income (loss)	$1,745	$941	$(1,208)	$1,935	$(4,819)

GAAP net income (loss)	$887	$332	$(1,430)	$778	$(5,833)
Stock-based compensation	213	217	151	821	564
Restructure and asset impairments	1	—	4	1	171
Patent cross-license agreement gain	—	—	—	(200)	—
Goodwill impairment	—	—	101	—	101
Litigation settlement	—	—	—	—	68
Other	5	3	7	—	32
Estimated tax effects of above and other tax adjustments	236	150	(10)	72	35
Non-GAAP net income (loss)	$1,342	$702	$(1,177)	$1,472	$(4,862)

GAAP weighted-average common shares outstanding - Diluted	1,125	1,123	1,095	1,118	1,093
Adjustment for stock-based compensation	12	13	—	16	—
Non-GAAP weighted-average common shares outstanding - Diluted	1,137	1,136	1,095	1,134	1,093

GAAP diluted earnings (loss) per share	$0.79	$0.30	$(1.31)	$0.70	$(5.34)
Effects of the above adjustments	0.39	0.32	0.24	0.60	0.89
Non-GAAP diluted earnings (loss) per share	$1.18	$0.62	$(1.07)	$1.30	$(4.45)

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 29, 2024	May 30, 2024	August 31, 2023	August 29, 2024	August 31, 2023

GAAP net cash provided by operating activities	$3,405	$2,482	$249	$8,507	$1,559

Expenditures for property, plant, and equipment	(3,120)	(2,086)	(1,461)	(8,386)	(7,676)
Payments on equipment purchase contracts	(22)	(45)	(26)	(149)	(138)
Proceeds from sales of property, plant, and equipment	12	41	18	99	92
Proceeds from government incentives	48	33	462	315	710
Investments in capital expenditures, net	(3,082)	(2,057)	(1,007)	(8,121)	(7,012)
Adjusted free cash flow	$323	$425	$(758)	$386	$(5,453)

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income (loss), net income (loss), diluted shares, diluted earnings (loss) per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Gains and losses from settlements;
•Restructure and asset impairments;
•Goodwill impairment; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law. The divergence between our GAAP and non-GAAP income tax provision relates to the difference in our GAAP and non-GAAP estimated annual effective tax rates, which are computed separately.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income (loss).

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ1-25	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$8.70 billion ± $200 million	—		$8.70 billion ± $200 million
Gross margin	38.5% ± 1.0%	1.0%	A	39.5% ± 1.0%
Operating expenses	$1.211 billion ± $15 million	$126 million	B	$1.085 billion ± $15 million
Diluted earnings per share(1)	$1.54 ± $0.08	$0.20	A, B, C	$1.74 ± $0.08

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$87
A	Other – cost of goods sold	4
B	Stock-based compensation – research and development	76
B	Stock-based compensation – sales, general, and administrative	50
C	Tax effects of the above items and other tax adjustments	3
		$220

(1)GAAP earnings per share based on approximately 1.12 billion diluted shares and non-GAAP earnings per share based on approximately 1.14 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.